SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    FEBRUARY 25, 1998

                              ROYAL OAK MINES INC.
             (Exact name of registrant as specified in its charter)

      ONTARIO, CANADA                 1-4350                 98-0160821
      (State or Other        (Commission File Number)      (IRS Employer
       Jurisdiction                                        Identification
     of Incorporation)                                          No.)

 C/O ROYAL OAK MINES (USA) INC., 5501 LAKEVIEW DRIVE,      98033
                     KIRKLAND, WA
       (Address of Principal Executive Offices)         (Zip Code)

Registrant's telephone number, including area code    (425) 822-8992



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ITEM 5.  OTHER EVENTS

      On February 10, 1998, the Board of Directors of Royal Oak Mines Inc., an Ontario, Canada corporation (the "Corporation") authorized, subject to obtaining certain regulatory approvals, the issuance of one common share purchase right (a "Right") for each outstanding common share, without nominal or par value (the "Common Shares"), of the Corporation. The Rights will be issued to the current shareholders of record as at 5:00 p.m. (Toronto time) on February 25, 1998 (the "Record Time") of the Corporation. In addition, one Right will be issued with each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as discussed below) and the redemption or expiration of the Rights. Each Right entitles the registered holder to purchase from the Corporation one Common Share at a price of Cdn$20 per share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Plan Agreement (the "Rights Plan Agreement") between the Corporation and Montreal Trust Company of Canada (the "Rights Agent").


TRADING OF RIGHTS
      Rights issued prior to the Separation Time will be evidenced, with respect to any Common Share certificate outstanding as of the Record Time, by such share certificate. The Rights Plan Agreement provides that, until the Separation Time, the Rights will be transferable only together with, and will be transferred by, a transfer of the associated Common Shares. Until the Separation Time or earlier redemption or expiration of the Rights, new share certificates issued after the Record Time upon the transfer of existing Common Shares or the issuance of additional Common Shares will contain a legend incorporating the Rights Plan Agreement by reference.


SEPARATION TIME
      The Rights will separate and trade separately from the Common Shares after the Separation Time. Following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Common Shares as of the close of business on the Separation Time, and each separate Rights Certificate alone will evidence the Rights.

      The "Separation Time" is the close of business on the eighth (8th) trading day following the earlier of: (i) the date of the first public announcement made by the Corporation or an Acquiring Person (as defined below) that a person has become an Acquiring Person (the "Stock Acquisition Date"), and (ii) the date of the commencement of, or first public announcement of the intent of any person (other than the Corporation or any subsidiary of the Corporation), to commence a Take-over Bid (other than a Permitted Bid or Competing Permitted Bid (each as defined below)), or such later date as determined by the Board of Directors. A "Take-over Bid" means an offer to acquire voting shares of the Corporation or securities convertible into or exchangeable for or carrying a right to purchase voting shares of the Corporation where the securities subject to the offer and the securities owned by the offeror would constitute in the aggregate twenty percent (20%) or more of the outstanding voting shares of the Corporation at the date of such offer.

      If any Take-over Bid triggering the Separation Time expires or is cancelled, terminated or otherwise withdrawn prior to the Separation Time or if the Board of Directors determines to waive application of the Rights Plan to any such Take-over Bid, then such bid shall be deemed, for the purposes of determining the Separation Time, never to have been made.



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EXERCISE PRICE OF RIGHTS
      The Rights are not exercisable until the Separation Date. After the Separation Time and prior to the occurrence of a Flip-in Event, each Right entitles the registered holder to purchase from the Corporation one Common Share at an Exercise Price of $20.00 per Common Share, subject to certain anti-dilution adjustments as set out in the Rights Plan Agreement, and subject to adjustment upon occurrence of a "Flip-in Event." Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

      The Exercise Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than ninety percent (90%) of the then-current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Separation Date. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments require an adjustment of at least 1% in such Exercise Price.

      No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

FLIP-IN EVENT

      A "Flip-in Event" is triggered in the event that a transaction occurs pursuant to which a person becomes an Acquiring Person. Upon the occurrence of a Flip-in Event, each Right (except for Rights Beneficially Owned by the Acquiring Person and certain other persons specified below) shall thereafter constitute the right to purchase from the Corporation upon exercise thereof in accordance with the terms of the Rights Plan Agreement that number of Common Shares of the Corporation having an aggregate market price on the date of the consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price.

      The Rights Plan Agreement provides that Rights that are beneficially owned by: (i) an Acquiring Person or any affiliate or associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person, or any affiliate or associate of such Acquiring Person; or (ii) a transferee or other successor in title of Rights of an Acquiring Person (or of an affiliate or associate of an Acquiring Person or of any person acting jointly or in concert with an Acquiring Person or any associate or affiliate of an Acquiring Person) who becomes a transferee or successor in title concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person; shall become null and void without any further action and any holder of such Rights (including transferees or successors in title) shall not have any right whatsoever to exercise such Rights under any provision of the Rights Plan Agreement.


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

ACQUIRING PERSON
      An Acquiring Person is a person who Beneficially Owns twenty percent (20%) or more of the voting shares of the Corporation. An Acquiring Person does not, however, include the Corporation or any subsidiary of the Corporation, or any person who becomes the Beneficial Owner of twenty percent (20%) or more of the outstanding voting shares of the Corporation as a result of Permitted Bids, Competing Permitted Bids and certain other exempt transactions.


PERMITTED BIDS AND COMPETING PERMITTED BIDS
      A "Permitted Bid" is a Take-over Bid made by take-over bid circular in compliance with the following additional provisions:

        (1) the bid must be made to all holders of record of Common Shares;

        (2) the bid must be open for a minimum of 60 days following the date of the bid and no shares may be taken up prior to such time;

        (3) take-up and payment for shares may not occur unless the bid is accepted by persons holding more than fifty percent (50%) of the outstanding Common Shares exclusive of shares held by the person responsible for triggering the Flip-in Event or any person who has announced an intention to make, or who has made, a take-over bid for the shares of the Corporation and the respective affiliates and associates of such persons and persons acting jointly or in concert with such persons;

        (4) shares may be deposited into or withdrawn from the bid at any time prior to the take-up date; and

        (5) if the bid is accepted by the requisite percentage specified in (3) above, the bidder must extend the bid for a period of 10 business days to allow other shareholders to tender into the bid should they so wish and must make a public announcement to such effect.

      A "Competing Permitted Bid" is a Take-over Bid that satisfies all of the criteria of a Permitted Bid except that since it is made after a Permitted Bid has been made, the minimum deposit period and the time period for the take-up of and payment for shares tendered under a Competing Permitted Bid is not 60 days, but is instead the greater of 21 days (the minimum permitted by law) and the 60th day after the date on which the Permitted Bid then in existence was made.

      Neither a Permitted Bid nor a Competing Permitted Bid need be approved by the Board of Directors and may be taken directly to the shareholders of the Corporation. Acquisitions of Common Shares made pursuant to a Permitted Bid or a Competing Permitted Bid do not give rise to a Flip-in-Event.


REDEMPTION AND WAIVER
      The Board of Directors may, at any time prior to the occurrence of a Flip-in Event, and subject to shareholder approval, elect to redeem all but not less than all of the Rights at a redemption price of $0.0001 per Right (the "Redemption Price"), appropriately adjusted in certain events. Rights will be deemed to automatically be redeemed at the Redemption Price where a person who has made a Permitted Bid, a Competing Permitted Bid or a take-over bid otherwise exempted by the Board, takes up and pays for the


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

Corporation's shares under the terms of the bid. If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will terminate and each Right will, after redemption, be null and void and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Under the Rights Plan, the Board of Directors has discretion to waive application of the Rights Plan to a take-over bid, subject to an automatic waiver with respect to all other take-over bids made while the waived take-over bid is outstanding. The Board of Directors of the Corporation may also waive the application of the Rights Plan to a Flip-in Event which occurs through inadvertence, subject to the "inadvertent" Acquiring Person reducing its holding of the Corporation's shares within an agreed upon time. Other waivers of the Plan will require shareholder approval.


AMENDMENTS TO THE RIGHTS PLAN AGREEMENT
      The Rights Plan Agreement provides that prior to ratification by shareholders, the Board of Directors may in its sole discretion supplement or amend the Rights Plan Agreement. Once the Rights Plan Agreement has been ratified by the shareholders, however, any amendments or supplements to the terms of the Rights Plan Agreement (other than for clerical errors or to maintain the Plan's validity as a result of changes in legislation) will require prior shareholder approval. Changes arising from changes in applicable legislation will require subsequent shareholder ratification.


TERM
      The term of the Rights Plan Agreement ends on the date of the Corporation's Annual Meeting of Shareholders to be held in 2002 at which time the Rights expire unless they are terminated, redeemed or exchanged earlier by the Board of Directors.


SHAREHOLDER RATIFICATION OF THE RIGHTS PLAN
      The Toronto Stock Exchange requires that the Rights Plan be ratified by shareholders within six (6) months of the date of adoption of the Rights Plan.



      The above summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Plan Agreement, a copy of which, including the form of Right Certificate, is attached hereto as Exhibit 1 and is incorporated herein by reference. The Corporation's press release relating to the Rights Plan Agreement is also attached hereto as
Exhibit 2 and incorporated herein by reference.



ITEM 7.  EXHIBITS.

     1. Shareholder Rights Plan Agreement, dated as of February 25, 1998, by and between Royal Oak Mines Inc. and Montreal Trust Company of Canada.

     2.   Press Release dated February 25, 1998.



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                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ROYAL OAK MINES INC.

Date:  March 2, 1998                  By:  /s/ William J.V. Sheridan
                                         Name:   William J.V. Sheridan
                                         Title:  Secretary


























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                                  EXHIBIT LIST


Exhibit Number

1. Shareholder Rights Plan Agreement, dated as of February 25, 1998, by and between Royal Oak Mines Inc. and Montreal Trust Company of Canada.

2.   Press Release dated February 25, 1998.





























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